UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Citizens Bancshares Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia  30303
(404) 659-5959

April 20, 2007

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

You are cordially invited to attend the Annual Shareholders’ Meeting of Citizens Bancshares Corporation (the “Company”) to be held on Wednesday, May 23, 2007. Official Notice of the meeting, the Proxy Statement of management of the Company and the Company’s 2006 Annual Report accompany this letter.

The principal purpose of the meeting is to elect directors of the Company for the coming year. We will also review the operations and recent developments of the Company and the Bank for the past year.

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy and return it to the Company in the envelope provided as soon as possible so that your shares can be voted at the Annual Meeting .

Very truly yours,

James E. Young
President and Chief Executive Officer

CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia  30303
(404) 659-5959

NOTICE OF THE ANNUAL MEETING TO
BE HELD MAY 23, 2007

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

Notice is hereby given that the Annual Shareholders’ Meeting of Citizens Bancshares Corporation will be held on Wednesday, May 23, 2007, at 10:00 a.m., at Atlanta Life Financial Group, Herndon Plaza, 100 Auburn Avenue, N.E., Atlanta, Georgia, for the following purpose:

(1)         To elect four (4) Class II directors to serve a three-year term expiring at the 2010 annual meeting.

(2)         To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 10, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

By Order of the Board of Directors,

James E. Young
President and Chief Executive Officer
April 20, 2007

PROXY STATEMENT
OF
CITIZENS BANCSHARES CORPORATION
for the Annual Meeting to be Held
May 23, 2007

INTRODUCTION

Time and Place of Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Shareholders’ Meeting and at any adjournments thereof. The Shareholders’ Meeting will be held on Wednesday, May 23, 2007, at 10:00 a.m., at Atlanta Life Financial Group, Herndon Plaza, 100 Auburn Avenue, N.E., Atlanta, Georgia.

Purpose of Meeting

The purpose of the Annual Shareholders’ Meeting of the Company is to elect four (4) Class II directors who will serve a three year term expiring at the 2010 annual meeting.

Record Date and Voting Rights

Each shareholder of record of the Company at the close of business on April 10, 2007 (the “Record Date”) is entitled to notice of and to vote at the Shareholders’ Meeting. As of the close of business on the Record Date, the Company had (i) 20,000,000 shares of common stock (“Common Stock”), $1.00 par value, authorized, of which 1,998,910 shares of Common Stock were issued and outstanding and held of record by 1,461 shareholders, and (ii) 5,000,000 shares of non-voting common stock, $1.00 par value, of which 90,000 were issued and held by one shareholder. Each share of Common Stock is entitled to one vote on matters to be presented at the meeting.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. Abstentions and broker non-votes, which are described below, will be counted in determining whether a quorum exists. Only those votes actually cast for the election of a Director, however, will be counted for purposes of determining whether a particular Director nominee receives sufficient votes to be elected. To be elected, a Director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

Abstentions.   A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes.   Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

Revocation of Proxies.   A shareholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by:

•       Giving written notice of revocation to the Company;

•       Properly submitting to the Company a duly executed proxy bearing a later date; or

•       Attending the annual meeting and voting in person.

All written notices of revocation and other communications concerning proxies should be sent to:  Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303; Attention:  Cynthia N. Day.

Solicitation of Proxies

Solicitation of proxies may be made in person or by mail, telephone or facsimile by directors, officers and regular employees of the Company or Citizens Trust Bank (the “Bank”) who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. The Company will bear the cost associated with solicitation of proxies and other expenses associated with the Shareholders’ Meeting.

PROPOSAL—ELECTION OF DIRECTORS

Nominees

The Board proposes to elect four (4) Class II directors who will serve a three-year term expiring at the 2010 annual meeting. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated by the Board of Directors. To be elected, a director nominee must receive more votes than any other nominee for a particular seat on the board of directors.

The table below sets forth for each director nominee (a) the person’s name, (b) his or her age at March 1, 2007, (c) the year he or she was first elected as a director, and (d) his or her position with the Company other than as a director and his or her other business experience for the past five years.

DIRECTOR NOMINEES

Class II Directors
(To Serve Terms Until 2010)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
Robert L. Brown	55	2000	Principal, R.L. Brown & Associates (architectural and construction management)
C. David Moody	50	2000	President and Chief Executive Officer of C.D. Moody Construction Company
Mercy P. Owens	59	2004	Retired Senior Vice President, Wachovia Bank, N.A.
James E. Williams	58	2004	President of Williams Communications Systems; Partner and Operator of Greenbrier Springs Water Company; retired Executive Vice President of Turner Broadcasting Systems, Inc.

(1)          All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

CONTINUING DIRECTORS

Class I Directors
(Term Expires 2009)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
James E. Young	57	1998	President and Chief Executive Officer of the Company and Citizens Trust Bank
Ray Robinson	59	2000

Serves as director of ChoicePoint, Inc.; Avnet, Inc.; Acuity Brands, Inc.; American Airlines; and Aaron Rents; previously, Vice-Chairman of the East Lake Foundation and previously President of AT&T Southern Region

H. Jerome Russell	44	2000	President of H.J. Russell & Company and Russell New Urban Development, LLC; previously served as President of City Beverage Company

(1)          All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

Class III Directors
(Term Expires 2008)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
Stephen A. Elmore	55	2003

Certified Public Accountant; Certified Bank Auditor; and a Partner in the firm of Smiley-Smith & Bright, CPA’s whose practice is limited to Expert Witness Testimony, Forensic Accounting and Other Litigation Support Services. Previously a Business and Financial Consultant specializing in community bank training in the areas of internal audit, risk assessment and regulatory compliance; Previously General Auditor of Wachovia Bank of Georgia, NA and Deputy General Auditor of Wachovia Corporation; and Previously an audit manager in the financial services division of Arthur Andersen & Co.

Donald Ratajczak	64	2003

Consulting Economist; previously Chairman and Chief Executive Officer of Brainworks Ventures, Inc.; also serves as a Director of AssuranceAmerica Corporation; Ruby Tuesday, Inc., a food service company; Regan Holdings, an insurance service company; and Crown Craft, a distributor of children’s textile products; previously Director of the Economic Forecasting Center at Georgia State University

(1)          All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

Information About the Board of Directors and Its Committees

Our Board of Directors.   During the year ended December 31, 2006, the Board of Directors of the Company and the Bank held 12 meetings. All directors attended at least 75% of the Board meetings and the meetings of each committee of the Board of which he or she is a member.

We are governed by a Board of Directors and various committees of the Board that meet throughout the year. We currently have nine (9) directors, each of whom serves for a three-year term unless such director resigns or is removed. Directors fulfill their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers.

Director Independence.   The Board of Directors has determined that, with the exception of Mr. Young, all directors are independent pursuant to the independence standards of the Nasdaq Stock Market. In determining that each director could exercise independent judgment in carrying out his or her responsibilities, the Board of Directors considered any transactions, relationships and arrangements between the Company or the Bank and the director and his or her family.

Audit and Compliance Committee.   The Audit and Compliance Committee is responsible for engaging, overseeing and compensating the Company’s independent auditors, pre-approving all allowable audit services, reviewing with the Company’s independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing and approving related party transactions; reviewing the scope and results of the Company’s internal auditing procedures; consulting with the independent accountants and management with regard to the Company’s accounting methods and the adequacy of the Company’s internal accounting controls; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees. Audit and Compliance Committee members are Stephen A. Elmore (Chairman), Robert L. Brown, C. David Moody, Mercy P. Owens, and James E. Williams.

The Board of Directors has determined that each Audit and Compliance Committee member is independent in accordance with the recently amended Nasdaq Stock Market listing standards and applicable Securities and Exchange Commission (“SEC”) regulations. None of the members of the Audit and Compliance Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that Stephen A. Elmore meets the criteria specified under applicable SEC regulations for an “audit committee financial expert” and that all of the Committee members are financially sophisticated. During the fiscal year ended December 31, 2006, the Audit and Compliance Committee met 13 times. The Audit and Compliance Committee has a charter, and a copy of the charter is posted on our website at www.ctbatl.com.

Personnel and Compensation Committee.   The Executive Committee serves as the Personnel and Compensation Committee of the Board of Directors of the Company and establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and awards stock-based compensation to executive officers and employees of the Company. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company’s senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the committee’s decisions are reviewed and approved or ratified by the Board of Directors.

The members of this Committee are Ray Robinson (Chairman), Stephen A. Elmore, C. David Moody, H. Jerome Russell, James E. Williams and James E. Young. All of the committee members except Mr. Young are independent directors in accordance with Nasdaq Stock Market listing standards.

Governance and Nominating Committee.   The Governance and Nominating Committee identifies individuals qualified to become directors of the Company and selects or recommends to the Board the director nominees for the next annual shareholders’ meeting. The Committee also sets director compensation and is responsible for reviewing the performance of the board and other standing committees. The Committee consists of James E. Williams (Chairman), Mercy P. Owens, and Robert L. Brown. All of the committee members are independent directors in accordance with Nasdaq Stock Market listing standards. The Committee has a charter that is posted on our website at www.ctbatl.com.

Audit and Compliance Committee Report

The Audit and Compliance Committee reports as follows with respect to the audit of the Company’s 2006 audited consolidated financial statements.

•       The Committee has reviewed and discussed the Company’s 2006 audited consolidated financial statements with the Company’s management;

•       The Committee has discussed with the independent auditors, Elliott Davis, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•       The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1, which relates to the auditor’s independence from the corporation and its related entities, and has discussed with the auditors the auditors’ independence from the Company; and

•       Based on review and discussions of the Company’s 2006 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2006 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

March 15, 2007	Audit and Compliance Committee	Stephen A. Elmore, Chairman
Robert L. Brown
C. David Moody
Mercy P. Owens
James E. Williams

Executive Officers

The table set forth below shows for each executive officer of the Company (a) the person’s name, (b) his or her age at March 1, 2007, (c) the year he or she was first elected as an officer of the Company, and (d) his or her present position with the Company and the Bank and other business experience for the past five years, if he or she has been employed by the Company or the Bank for less than five years.

Name	Age	Year First Elected	Position with the Company
James E. Young	57	1998	President and Chief Executive Officer of the Company and the Bank
Cynthia N. Day	41	2003	Senior Executive Vice President and Chief Operating Officer of the Company and the Bank; previously, Executive Vice President of Citizens Federal Savings Bank, Birmingham, Alabama (1993-2003)
Samuel J. Cox	49	1998	Executive Vice President and Chief Financial Officer of the Bank and Assistant Treasurer and Chief Financial Officer of the Company
Robert E. Nesbitt	52	2004	President, Alabama Division of the Bank ; previously, President and Chief Executive Officer of Alamerica Bank, Birmingham, Alabama (2000-2003)
Roger Botwin	57	2004	Executive Vice President and Chief Credit Officer of the Bank; previously, Chief Credit Officer of BB&T Corporation (1996-2003)

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our principal executive, financial and accounting officers. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code. A copy may be obtained on our website at www.ctbatl.com. A copy may also be obtained, without charge, upon written request addressed to Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303, Attention: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company’s Corporate Secretary at (404) 575-8311.

COMPENSATION DISCUSSION AND ANALYSIS

Responsibilities for Determining Compensation

Role of the Committee.   As described above under Information About the Board of Directors and Its Committees, the Executive Committee serves as the Personnel and Compensation Committee of the Board of Directors of the Company and establishes the general compensation policies of the Company, as well as the compensation plans and specific compensation levels for executive officers and awards stock-based compensation to executive officers and employees of the Company. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company’s senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the committee’s decisions are reviewed and approved or ratified by the Board of Directors. The Committee meets on a regular schedule during the year (meeting 12 times in 2006)  and presents regular reports on Committee actions and recommendations at Board meetings.

The members of this Committee are Ray Robinson (Chairman), Stephen A. Elmore, C. David Moody, H. Jerome Russell, James E. Williams, and James E. Young (an ex officio member with non-voting status). All of the committee members except Mr. Young are independent directors in accordance with Nasdaq Stock Market listing standards.

Role of President and Chief Executive Officer in Compensation Decisions.   The President and Chief Executive Officer of the Company works closely with the Committee by providing information and recommendations for the effective administration of our compensation and benefit plans. Additional responsibilities include, but are not limited to, the following:

•       Appraising the performance of other executive officers and recommending changes in salary, incentive plan participation, long term incentive grants, participation in non-qualified benefits plans, etc.

•       Recommending changes to compensation and benefits programs to maintain their competitiveness and effectiveness.

•       Providing information to the Committee on other relevant matters such as executive officer and Company performance, business strategy, stock ownership and option holdings, and related matters.

Role of Compensation Consultant.   The Consulting Division of the Bankers Bank has acted as the Company’s compensation consultant since 2004 and is retained by, and works directly for, the Committee. Acting as an independent consultant, the Bankers Bank assists the Committee by providing analysis, information, and recommendations for maintaining compensation programs that are consistent with our compensation philosophy and objectives and competitive with prevailing market practices.

During 2006, the Bankers Bank assisted the Committee by providing comparative market data on compensation practices and programs based on an analysis of comparable financial institutions and other appropriate survey sources. The Bankers Bank also provided guidance on industry best practices as it relates to compensation. The Bankers Bank provided information and, where appropriate, recommendations on:

•       the competitiveness of base salaries.

•       updates to the annual incentive plan including performance measures and incentive award ranges.

•       aggregate stock option grants.

•       comparisons of the Company’s performance to a group of comparable SEC-reporting banks based on size, corporate structure, branch network, and market location.

The Bankers Bank also assisted the Governance and Nominating Committee with a review of the Company’s director compensation program, development of a director training program, and an assessment of Board, Committee, and individual Director effectiveness.

Compensation Philosophy and Objectives

Our overall compensation program is designed to serve as an effective tool that directly supports the achievement of our strategic, operating, and financial objectives. We strive to accomplish this by providing a total compensation package that is:

•       Attractive to participants and highly qualified candidates and effective in retaining management talent.

•       Competitive in the marketplace.

•       Affordable based on our financial status.

•       Focused on paying for performance that builds shareholder value.

We seek to utilize salary ranges, benefit plans and perquisites, and the opportunity to earn short and long-term incentives that track median market practices among comparably-sized banking companies. Actual salary and incentive awards reflect an executive’s qualifications, experience, and performance tied to individual job and Company results. The Company’s performance appraisal and incentive compensation plans are designed and administered to require strong performance in order to earn above-average rewards and to provide below-average rewards for results that fall below performance expectations.

Our overall compensation program utilizes four elements, recognizing that each element plays a unique role in achieving the goals of our program:

•       Base Salary:  A base salary range is established for each executive office position, with the middle of the range targeted at median salary levels of comparable executive positions in comparably-sized banks. Salary ranges also consider the internal hierarchy of positions in the Company.

•       Annual Cash Incentives:  One of two entirely performance-based compensation elements, annual cash incentives are tied directly to Company-wide objectives as well as individual executive job performance.

•       Equity-Based Incentives:  The long-term components of our overall incentive program, stock options are utilized to focus management’s attention on creating shareholder return through appreciation in the Company’s stock price.

•       Group Benefits, Retirement Benefits, and Perquisites:  Executive officers participate in the same qualified group benefit and retirement plans as all other Company employees. In addition, selected executives participate in a non-qualified retirement plan to supplement our 401K plan and the Company’s portion of Social Security benefits. On a limited basis, the Company provides perquisites to selected executives where such perquisites contribute to overall management effectiveness.

•       Employment Contracts and Change in Control Agreements:  The Company uses employment contracts on a limited basis. Their purpose is to enhance the ability to attract and retain key management talent. Change in control agreements are provided to a limited number of executives, providing severance benefits in the event of a change in control of the Company.  They are designed to link the interests of shareholders and executives during the transition period following a change in control by providing protection in the form of severance pay in the event of an executive’s termination.

Setting Executive Compensation

Base Salary

The Committee reviews and, where appropriate, adjusts executive salaries annually. Actual salary levels are a function of:

•       the expertise, experience, and job performance of the incumbent executive in the job.

•       how the executive’s current salary compares to competitive market salary levels.

In developing a salary adjustment recommendation on the President and CEO for Board approval, the Committee reviews the results of a management effectiveness review provided by each outside Director. Directors rate the President and CEO on a number of performance factors and provide narrative comments. Bankers Bank consultants compile results and provide the Committee and Board with a summary report.

Based on the Board’s assessment of performance, the salary of the President and CEO increased to $228,600 in 2006 (an increase of 4.6%). Prior to 2006, the last increase in the President and CEO’s salary was in 2002. The Committee also considered competitive market salary levels of CEO’s in comparably-sized banks in making this recommendation to the Board.

The President and CEO reviews the performance of all other executive officers along with information on competitive market salary ranges provided by Bankers Bank consultants. In turn, the President and CEO recommends salary adjustments, if any, to the Committee for review and the Board for final approval. For 2006, the average salary increase for the other executives listed in this report was 5.76%.

2006 salaries for all executives covered in this report are shown in the Summary Compensation Table.

Annual Incentive Compensation

We utilize the Annual Incentive Plan to motivate and reward Company management for their contribution to Company success. The plan offers cash incentive awards depending on the Company’s performance against specific objectives and individual officer management effectiveness.

We administer the Plan using the following process:

•       At the beginning of each fiscal year, the CEO recommends participants, excluding himself, to the Committee for review.

•       For the new fiscal year, the Committee develops Company-wide performance measures and a weight for each measure; establishes threshold, target, and stretch performance levels for each measure; identifies participants and assigns them to appropriate incentive categories; and sets incentive ranges for each participant category, expressed as a percent of base salary.

•       The Committee presents recommendations to the Board for final approval.

•       Following the end of the fiscal year, the Committee determines actual performance and the amount of incentive award earned by each participant. If performance falls below threshold for a Company-wide measure or is not rated at threshold or higher, no incentive is earned for that measure. If a participant’s management effectiveness is rated below threshold, that participant earns no incentives for the year regardless of performance on Company-wide measures.

•       The Committee presents recommendations for incentive award payouts to the Board for final approval.

For 2006, four Company-wide performance measures plus management effectiveness were used and weighted as follows for the executives covered in this report:

•Net Income	25%
•Return on Average Assets	15%
•Return on Average Equity	15%
•Credit Quality	25%
•Management Effectiveness	20%

For 2006, net income grew by 28% over 2005 while return on average assets improved by 28% and return on average equity improved by 20%. Credit quality (measured by non-performing assets as a percent of total assets) improved by 11%. Based on these Company-wide results and the ratings on individual management effectiveness, the Committee recommended and the Board approved the payouts shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table shown on page 17.

For 2007, the Committee recommended and the Board approved a modification to the Company-wide performance measures by adding an asset growth measure and changing weights as follows:

•Net Income	25%
•Return on Average Assets	15%
•Return on Average Equity	15%
•Growth in Average Assets	25%
•Management Effectiveness	20%

Credit quality will be retained as a performance measure, but will be used differently. If credit quality equals or exceeds the target performance level, there is no impact on the payout of incentives earned for other performance measures and management effectiveness. However, if credit quality falls below the target performance level, each executive’s earned incentive award, if any, will be reduced by up to 25% of their target incentive level depending on actual credit quality results.

Long-Term Incentive Compensation

We utilize the 1999 Stock Option Plan as our long-term incentive plan, with plan administration assigned to the Committee. The Plan allows for the grant of incentive stock options and non-qualified options in order to align participants with shareholder interests by linking the value of their awards directly to growth in share price.

The exercise price for option grants is no less than fair market value on the date of the grant.  We use a vesting schedule to enhance retention of option recipients and a maximum term of 10 years. Typically, options vest one-third per year beginning 12 months after grant date.

On an annual basis, the Committee reviews the following factors in determining whether or not to make a recommendation of option grants:

•       Outstanding option grants versus the prevailing practices of a large sample of SEC-reporting banks comparable in size to the Company.

•       Remaining shares in plan reserve.

•       Company performance for the previous year.

•       Plan administrative procedures.

Based on these factors, the Committee makes a recommendation to the Board for a total option grant pool, if any, and allocation of options to the President and CEO, if any. The President and CEO recommends participants and individual option grants, within option pool limits, to the Committee for consideration.

In 2006, a total of 16,000 non-qualified options with an effective date of May 1, 2006 and an exercise price of $11.45 were granted to the Plan participants. The exercise price was set at the daily closing price of the stock for the trading day immediately prior to grant date. All grants were non-qualified options with a 10-year term and three-year vesting (one-third per year beginning 12 months from date of grant).

The grant date, number of options granted, and their exercise price are shown in the Grants of Plan-Based Awards Table. The Outstanding Equity Awards at Fiscal Year End Table shows vested and unvested options, their exercise price, and expiration date. The Summary Compensation Table reports the value of option awards vested in 2006 to executive officers. The value of these awards was calculated in accordance with FAS 123R.

Group Benefits

The Company maintains a number of group benefit plans that are available to all of our employees, including group medical, dental, disability, and life insurance, some of which require contributions by participants. Executive officers may participate in any of these plans in the same manner as all other employees.

Retirement Benefits

The Company maintains a qualified 401(k) retirement plan covering substantially all employees who are age 21 or older and have completed three (3) months of continuous employment. All such employees are eligible to participate on a voluntary basis. Eligible employees may elect to defer a portion of their compensation on a pre-tax basis up to annual limits set by the IRS. Contributions are made through payroll deductions and may be invested in the various mutual fund accounts offered by the Company’s Third Party Administrator. Under the provisions of the plan, all normal employee contributions are matched by the Company at the rate of $0.50 on the dollar up to the first 6% of compensation deferred. The Summary Compensation Table includes information about our 2006 contributions to executive officers.

The Company also maintains a non-qualified Executive Supplemental Retirement Plan, which provides supplemental retirement benefits as part of the Company’s total benefit package.

Eligible senior officers, participate in a non-qualified Executive Supplemental Retirement Plan that provides supplemental retirement benefits as part of the Company’s total benefit package. This supplemental retirement plan is not available to all senior officers due to plan limitations.

Plan participants may receive an annual supplemental retirement benefit which may equate to approximately 40% of the applicable senior officer’s final estimated annual salary at retirement age of 65. This annual benefit, along with Social Security and Qualified 401(K) retirement benefits, may allow an executive retiring from the Company to maintain the lifestyle that the executive is accustomed. In addition to the retirement benefit, the executive, if insurable, may be allowed to designate a beneficiary to the portion of the death benefit from the insurance policy used by the Company to finance this Program.

While the eligible senior officer remains employed by the Company, the excess earnings of the insurance policy (purchased to provide the benefit) are accrued into a liability account in the senior officer’s name. Once the senior officer retires, at age 65 or later, that liability account is paid out at a rate of 10% per year for 10 years and combined with the annual post-retirement excess earnings. The pre-retirement earnings end after 10 years; however, the post retirement benefit will be paid for life. The plan also includes a life insurance benefit to eligible participants. If insurable, the senior officer names a beneficiary to 80% of the face value of the policy over and above the cash surrender value. The 80% portion, once vested, is a lifetime benefit.

The Company does not have a Pension Plan for the Named Executive Officers, or any other employee of the Company.

The Company maintains a voluntary deferred compensation plan whereby an executive or Director may elect to defer a portion of cash compensation or Director fees. None of the executives covered in this report participated in this plan during 2006 or previous years.

Perquisites

Perquisites for the Company’s executive officers comprise a small part of our total compensation package. They consist of payment of country club dues and fees for the President and Chief Executive Officer and Senior Executive Vice President and Chief Operating Officer. The Company also provides the President and Chief Executive Officer with the personal use of a Company automobile. The Senior Executive Vice President and Chief Operating Officer and the Alabama Division President are provided with a monthly automobile allowance. We believe that these perquisites are effective tools used by executive officers in the performance of their respective jobs. After valuing the cost of perquisites, we conclude that the aggregate value of these perquisites to each executive officer does not exceed $10,000.

Employment Agreements and Change-In-Control Agreements

Employment Agreement.   After the merger of First Southern Bancshares, Inc. with and into the Company, which was effective on January 30, 1998, James E. Young became President and Chief Executive Officer of the Company. Mr. Young entered into an employment agreement with the Company. The salary provision of the employment agreement is reviewed annually by the Board of Directors and increased in an amount as may be determined by the Board. The agreement also provided for incentive compensation contingent upon certain performance goals being met and granted to Mr. Young an option to purchase 17,500 shares of Common Stock with a vesting period over a five-year term at an exercise price of $9.88 per share.

Change in Control Agreement.   The Company has entered into Change in Control Agreements with the executive officers covered in this report to provide benefits to the executive officers in the event of a change in control of the Company. The agreements will remain in effect for two years following a change in control. Pursuant to the agreement, if the executive is involuntarily terminated without cause or resigns for good reason (defined as a material diminution of the executive’s responsibilities or duties, a material reduction in base salary, incentive and/or benefits, an elimination of benefit or incentive programs in which the executive participates without availability of comparable replacement programs, or a change of place of employment to more than 50 miles from the current business office), the executive will receive a lump sum amount equal to 2.5 times the executive’s annual base salary for Mr. Young, 1.5 times the base salary for Ms. Day, and one time the base salary for Messrs. Cox, Nesbitt, and Botwin as well as the continuation of certain employee welfare benefits for a period of 12 months and a payment equal to the executive’s cost of

COBRA continuation health coverage for a period of 12 months. The executive will accordingly be subject to non-competition and non-solicitation provisions during the 12 months following termination or resignation for good cause.

In the case of Mr. Young, the provisions of the change in control agreement relating to severance benefits supersede and replace the provisions relating to severance benefits contained in his employment agreement described above. The non-competition and non-solicitation provisions supplement the restrictive covenants contained in his employment agreement.

Potential Payments Upon Termination or Change-in-Control

In the event of termination, Named Executive Officers receive the same compensation and benefits amounts available to all of the Company’s general employees except for the following circumstances.

In the event of termination for all circumstances other than change-in-control, Mr. Young, Ms. Day, and Mr. Cox receive the vested benefit, as of the termination date, from their respective Supplemental Executive Retirement Plans. The vested benefit is paid according to the Plan procedures described in the section on Retirement Benefits. In the event of death, Mr. Young, Ms. Day, and Mr. Cox receive a death benefit associated with their respective Supplemental Executive Retirement Plans as described in the section on Retirement Benefits. As of 2006, the benefit that would be payable in case of death to Mr. Young was $1,260,268, to Ms. Day $663,084 and to Mr. Cox $336,998.

The Company has entered into separate Change-in-Control agreements with each of the Named Executive Officers below. Assuming a termination date as of December 31, 2006, the required payments upon termination, without cause or resignation for a good reason as defined in the change-in-control agreements, are specified in the table below. The tables below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such Named Executive Officer’s employment. The amounts shown assume a termination date of December 31, 2006; such amounts are estimates. Amounts do not include compensation and benefits available to all of the Company’s general employees.

Name	Severance(1)	Gain on Acceleration of Options(2)	Acceleration of Vesting of SERP(3)	Benefits Continuation(4)
James E. Young	$571,500	$450	NA	$30,356
Cynthia N. Day	$250,800	$415	Immediate, accelerated vesting of 50% of the difference in projected first year benefit of $78,074 payable for life.	$26,672
Samuel J. Cox	$115,000	$360	Immediate, accelerated vesting of 50% of the difference in projected first year benefit of $28,787 payable for life.	$23,507
Robert E. Nesbitt	$137,813	$388	NA	$16,611
Roger Botwin	$116,844	$360	NA	$23,583

Explanatory Notes:

(1)          Severance pay is calculated as salary on 12/31/2006 times severance multiple provided in change in control agreement for each executive.

(2)          Value is equal to the number of option shares, whose vesting would be accelerated due to change in control on 12/31/2006, multiplied by the difference, if positive, between the closing price of stock on 12/29/2006 ($11.70) and the option exercise price.

(3)          A change in control on 12/31/2006 causes an acceleration of unvested benefits under the Supplemental Executive Retirement Plan. There is no acceleration of the timing of payout of benefits. Payouts do not begin until the executive reaches age 65. Mr. Young’s benefit is fully vested. Messrs. Nesbitt and Botwin do not participate.

(4)          Certain benefits continue for 12 months after change in control, as described in the narrative section on change in control. Amounts in the column are based on current benefit and COBRA costs.

EXECUTIVE COMPENSATION

Unless the context requires otherwise, in this Executive Compensation section, including the Compensation Discussion and Analysis and the tables which follow it, references to “we,” “us,” “our” or similar terms are to Citizens Bancshares Corporation and our wholly-owned subsidiary, Citizens Trust Bank.

Summary Compensation Table

The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities during the last fiscal year to our named executive officers. No other executive officer received total compensation in excess of $100,000 for services rendered during the fiscal year of 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2) ($)	Total ($)
James E. Young	2006	226,513	—	—	25,308	70,132	69,198	12,198	403,349
President and Chief Executive Officer
Cynthia N. Day	2006	167,350	—	—	2,297	45,050	46,512	4,516	265,725
Senior Executive Vice President and Chief Operating Officer
Samuel J. Cox	2006	112,134	—	—	2,135	23,367	13,507	3,670	154,813
Executive Vice President and Chief Financial Officer
Robert E. Nesbitt	2006	137,196	—	—	2,297	27,398	—	616	167,507
President, Alabama Division
Roger Botwin	2006	116,504	—	—	2,135	22,286	—	4,445	145,370
Executive Vice President and Chief Credit Officer

(1)                Option Awards, computed in accordance with FAS 123R, represent the dollar amount of prior year option grants awarded that vested in 2006. See Note 10 to the financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2006 for additional information regarding Option Awards.

(2)                All Other Compensation include payments for disability and term life insurance, 401(k) matching contributions and the economic value of the BOLI that is reportable as income to the insured.

The following tables set forth information at December 31, 2006, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table. We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options and organizers warrants.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)
James E. Young	3/28/2007	$35,655	$71,310	$142,620	—	—	—	—	—	—
	5/1/2006	—	—	—	—	—	—	—	1,800	$11.45
Cynthia N. Day	3/28/2007	$26,083	$52,166	$104,333	—	—	—	—	—	—
	5/1/2006	—	—	—	—	—	—	—	1,661	$11.45
Robert E. Nesbitt	3/28/2007	$14,264	$28,527	$57,054	—	—	—	—	—	—
	5/1/2006	—	—	—	—	—	—	—	1,550	$11.45
Roger Botwin	3/28/2007	$12,035	$24,070	$48,140	—	—	—	—	—	—
	5/1/2006	—	—	—	—				1,441	$11.45
Samuel J. Cox	3/28/2007	$9,980	$19,959	$39,918	—	—	—	—	—	—
	5/1/2006	—	—	—	—	—	—	—	1,441	$11.45

In 2006, a total of 16,000 non-qualified options with an effective date of May 1, 2006 and an exercise price of $11.45 were granted to the Plan participants. The exercise price was set at the daily closing price of the stock for the trading day immediately prior to grant date. All grants were non-qualified options with a 10-year term and three-year vesting (one-third per year beginning 12 months from date of grant).

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James E. Young	17,500	—	—	$9.88	1/29/2008	—	—	—	—
	8,876	—	—	$7.00	1/15/2012	—	—	—	—
	10,000	5,000	—	$11.89	1/20/2014	—	—	—	—
	600	1,200	—	$13.41	4/24/2015	—	—	—	—
	—	1,800	—	$11.45	4/30/2016	—	—	—	—
Cynthia N, Day	466	934	—	$13.41	4/24/2016	—	—	—	—
	—	1,661	—	$11.45	4/30/2016	—	—	—	—
Robert E. Nesbitt	466	934	—	$13.41	4/24/2015	—	—	—	—
	—	1,550	—	$11.45	4/30/2016	—	—	—	—
Roger Botwin	433	867	—	$13.41	4/24/2015	—	—	—	—
	—	1,441	—	$11.45	4/30/2016	—	—	—	—
Samuel J. Cox	433	867	—	$13.41	4/24/2015	—	—	—	—
	—	1,441	—	$11.45	4/30/2016	—	—	—	—

Non-Qualified Deferred Compensation Table

The following table sets forth information regarding plans that provide for the deferral of compensation on a basis that is not tax-qualified, as of December 31, 2006.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
James E. Young	—	—	74,661	—	216,661
Cynthia N. Day	—	—	3,320	—	24,134
Robert E. Nesbitt	—	—	—	—	—
Roger Botwin	—	—	—	—	—
Samuel J. Cox	—	—	—	—	15,489

Director Compensation

The Director Compensation Program is intended to (a) provide an incentive to directors to stimulate their efforts toward the continued growth and success of the Company and to oversee and help manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by directors by providing them with a means to have a proprietary interest in the Company by acquiring shares of Stock and (c) provide a means of rewarding, attracting, and retaining quality directors.

During 2006, the Director Compensation program included four elements: cash compensation, retainer, voluntary deferred compensation, and a supplemental retirement plan. For Board and Committee service, our non-executive Directors received a mix of retainer and fees, paid in stock and cash. Each director received a quarterly retainer of $750 paid in shares of stock after the end of each quarter plus a $225 cash payment each quarter to offset the tax on the stock grants. In addition, we paid Directors for attendance at Board meetings. The Chairman of the Board received $1,000 for each board meeting attended and all other non-executive Directors received $300 for each board meeting attended. The Chair of each of our Board committees received a fee of $500 for each committee meeting chaired; and other committee members received a $250 meeting fee for each committee meeting they attended.

The Company maintains a voluntary deferred compensation plan whereby a Director may elect to defer current Director fees on a tax-deferred basis into a liability account on the Company’s books. The liability account balance accrues interest, also on a tax-deferred basis, at the rate of the one year Treasury Bill, but with a minimum of 6%. During 2006, three Directors participated in this plan (Mercy Owens, Donald Ratajczak, and James Williams).

Directors, serving on the Board during 2006 and completing the plan entry requirements at the time of joining the Board, participate in a non-qualified Director Supplemental Retirement Plan that provides supplemental retirement benefits as part of the Company’s total compensation package. The Supplemental Retirement Plan is not available to Directors who may join the Board after December 2006. While the eligible Director serves on the Board, the excess earnings of the insurance policy (purchased to provide the benefit) are accrued into a liability account in the Directors name. Once the Director retires, at age 65 or later, that liability account is paid out at a rate of 10% per year for 10 years and combined with the annual post-retirement excess earnings. The pre-retirement earnings end after 10 years; however, the post retirement benefit will be paid for life. The plan also includes a life insurance benefit to eligible participants. If insurable, the Director names a beneficiary to 80% of the face value of the policy over and above the cash surrender value. The 80% portion, once vested, is a lifetime benefit.

The Governance and Nominating Committee reviews the Director Compensation Plan on a regular basis and makes recommendations for changes appropriate to ensure the plan is competitive with market director compensation practices.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Comp Earnings	All Other Compensation(1) ($)	Total ($)
Robert L. Brown	11,450	3,000	—	—	—	151	14,601
Stephen Elmore	15,700	3,000	—	—	5,366	—	24,066
C. David Moody	14,000	3,000	—	—	—	216	17,216
Mercy P. Owens	11,250	3,000	—	—	2,824	543	17,617
Ray Robinson	21,900	3,000	—	—	3,321	174	28,395
Donald Ratajczak	8,150	3,000	—	—	8,255	662	20,067
H. Jerome Russell	13,950	3,000	—	—	1,466	123	18,539
James E. Williams	13,450	3,000	—	—	2,620	918	19,988

(1)             All Other Compensation represents the economic value of the BOLI that is reportable as income to the insured and the interest earned on the salary deferred savings plan.

Committee Interlocks and Insider Participation

The Executive Committee of the Board of Directors serves as its Personnel and Compensation Committee. During 2006, the Executive Committee consisted of five non-employee directors:  Ray Robinson, C. David Moody, H. Jerome Russell, James E. Williams and Stephen A. Elmore. James E. Young also serves on the Committee. No executive officer of the Company has served as a director or member of the Compensation Committee of any entity of which Messrs. Robinson, Moody, Russell, Elmore, Williams or Young have served as an executive officer.

Compensation Committee Report on Executive Compensation

The Executive Committee has reviewed the Compensation Discussion and Analysis and, based on such review and discussions, the Executive Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the following non-employee members of the Executive Committee of the Board of Directors of Citizens Bancshares Corporation.

April 20, 2007	Executive Committee:	Ray Robinson
Stephen A. Elmore
C. David Moody
H. Jerome Russell
James E. Williams

CERTAIN TRANSACTIONS

The Company’s directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. In the opinion of management, the extensions of credit made by the Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

Related Party Transaction Approval Policies and Procedures

We define a “related party transaction” as a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by Citizens Trust Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company’s decisions are based on considerations other than our best interests and that of our shareholders. Therefore, the Company and the Bank do not engage in related party transactions. Because of our position regarding related party transactions, we do not believe that we need a written policy regarding related party transactions at this time.

If a situation were to arise in which a related party transaction might be considered, such a transaction would be presented to the board for approval by a majority of the disinterested directors who would determine whether the transaction would be in the best interest of and the most advantageous course of action for the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Principal Holders of Common Stock

The following table sets forth the persons who beneficially owned, at March 15, 2007, more than five percent of outstanding shares of Common Stock to the best information and knowledge of the Company. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Herman J. Russell	587,177	29.38%
504 Fair Street, S.W. Atlanta, Georgia 30313
Hot Creek Capital, LLC	147,850	7.40%
6900 South McCarran Boulevard Reno, Nevada 89509

Common Stock Owned by Management

The following table sets forth the number and percentage ownership of shares of Common Stock beneficially owned by each director of the Company and by all directors and principal officers as a group, at March 15, 2007. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

Name of Director	Number of Shares Beneficially Owned(1)		Percent Of Class
Robert L. Brown	9,325		*
1394 Doe Valley Drive Lithonia, Georgia 30058
Stephen A. Elmore	954		*
115 Shady Brook Walk Fairburn, Georgia 30213
C. David Moody	51,965	(2)	2.60%
6017 Redan Road Lithonia, Georgia 30058
Mercy P. Owens	568		*
3156 Center Way Duluth, Georgia 30097
Donald Ratajczak	3,455		*
1681 Lady Marian Lane Atlanta, Georgia 30309
Ray Robinson	3,728		*
3445 Peachtree Road, NE Suite 175 Atlanta, Georgia 30324
H. Jerome Russell	7,269		*
504 Fair Street Atlanta, Georgia 30313
James E. Williams	569		*
4187 Sandy Lake Drive Lithonia, Georgia 30038
James E. Young	54,379	(3)	2.72%
647 Master Drive Stone Mountain, Georgia 30032
All directors and principal officers as a group (14 persons)	143,419		7.18%

*                    Represents less than 1%.

(1)          The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of Common Stock is based upon “beneficial ownership” concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The shares of Common Stock issuable upon exercise of the vested portion of any outstanding options held by the indicated named persons are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by those persons.

(2)          Consists of (a) 4,289 shares owned of record by Mr. Moody, (b) 2,340 shares owned jointly with his spouse, (c) 38,981 shares owned by C.D. Moody Construction Company, a company controlled by Mr. Moody, and (d) 6,355 shares owned by his spouse.

(3)          Consists of (a) 12,403 shares owned of record by Mr. Young and (b) currently exercisable options to purchase 41,976 shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who own more than 10% of the Company’s outstanding Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the reports they file.

To the Company’s knowledge, based solely upon a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers, and greater than ten percent shareholders have complied with applicable Section 16(a) filing requirements.

ACCOUNTING MATTERS

Elliott Davis, LLC, Columbia, South Carolina, certified public accountants, was appointed by the Audit Committee of the Board of Directors of the Company to examine the financial statements of the Company as of and for the year ended December 31, 2006. The Audit Committee intends to continue the services of this firm for the year ending December 31, 2007. A representative of Elliott Davis, LLC is expected to be present at the meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

The following table sets forth the fees billed to the Company for the years ended December 31, 2006 and December 31, 2005 by Elliott Davis, LLC.

	2006	2005
Audit Fees	$108,220	$133,395
Audit-Related Fees	—	3,115
Tax Preparation Fees	22,185	18,450
All Other Fees	9,000	—
Total Fees	$139,405	$134,960

Audit Fees

Audit fees represent fees billed by Elliott Davis, LLC for professional services rendered in connection with the audit of the Company’s annual financial statements for 2006 and 2005, including review of the financial statements included in the Company’s quarterly filings on Form 10-Q and annual filings on Form 10-K.

Audit Related Fees

Audit related fees represent fees for professional services which involved Elliott Davis, LLC’s participation in the Company’s SOX meetings.

Tax Fees

Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax return preparation, tax compliance, and tax planning.

All Other Fees

All other fees represent the fees billed for the audit of the Company’s 401 (k) Plan.

The audit committee has considered the provision of non-audit services by our principal accountant and has determined that the provision of these services was consistent with maintaining the independence of the Company’s principal accountant.

The fees billed by Elliott Davis, LLC are approved by the audit committee for the Company in accordance with the policies and procedures of the audit committee. The audit committee pre-approves all audits and the majority of non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2006, approximately 94% of the total fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General

The Governance and Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Governance and Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.

To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to the Governance and Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303.

1.                The name of the person recommended as a director candidate;

2.                All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

3.                The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.                As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5.                A statement as to the qualification of the nominee.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statements was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Director Qualifications

The Governance and Nominating Committee considers the following criteria in selecting nominees:  business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; and any other factors the Governance and Nominating Committee deems relevant.

Other Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company’s principal office at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Attendance at Annual Meeting

Although the Company does not have a formal policy regarding the Board of Directors’ attendance at the annual meeting, directors are expected to attend the meeting. Eight out of the nine directors attended the 2006 Annual Meeting.

Shareholder Proposals for 2008 Annual Meeting

Shareholder proposals submitted for consideration at the next Annual Meeting of Shareholders must be received by the Company no later than December 26, 2007 to be included in the 2008 proxy materials. A shareholder must notify the Company before February 26, 2008 if the shareholder has a proposal to present at the 2008 annual meeting which the shareholder intends to present other than by inclusion in the proxy materials. If the Company does not receive such notice prior to that date, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

AVAILABLE INFORMATION

A copy of the Company’s Annual Report on Form 10-K (except for exhibits thereto), quarterly reports on Form 10-Q, and any current Reports on Form 8-K are available upon request without charge. Shareholders may request a copy of these documents by contacting Cynthia N. Day, Citizens Bancshares Corporation, 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303 (Telephone: (404) 575-8306).

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	MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6			000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext		000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 23, 2007.

Vote by Internet
					•	Log on to the Internet and go to
www.investorvote.com

					•	Follow the steps outlined on the secured website.

Vote by telephone
					•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.			☒		•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card					123456	C0123456789		12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A			Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1.	Nominees:	For	Withhold	For	Withhold		For	Withhold

01 - Robert L. Brown*		☐	☐ 02 - C. David Moody*	☐	☐	03 - Mercy P. Owens*	☐	☐

04 - James E. Williams*		☐	☐

*Each to serve as directors for a three-year term until the 2010 annual meeting.

B			Non-Voting Items
Change of Address — Please print new address below.

C			Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.			Signature 1 — Please keep signature within the box.			Signature 2 — Please keep signature within the box.

/		/

			C 1234567890	J N T		MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
			4 0 A V	0 1 3 5 8 7 1		MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>		00Q46B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CITIZENS BANCSHARES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2007

The undersigned hereby appoints Cynthia N. Day and Samuel J. Cox as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them, to represent and vote as designated all the shares of common stock of Citizens Bancshares Corporation held of record by the undersigned on April 10, 2007 at the Annual Meeting of Stockholders to be held on May 23, 2007 or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.